UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 6, 2015

814-00201
(Commission File Number)

MVC CAPITAL, INC.
(the "Fund")
(Exact name of registrant as specified in its charter)

DELAWARE, 943346760
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

287 Bowman Avenue
2nd Floor
Purchase, NY  10577
(Address of registrant's principal executive office)

914-701-0310
(Registrant's telephone number)
_______________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On November 6, 2015, MVC Capital, Inc. (the “Company”) received a letter from NYSE Regulation (the “NYSE Letter”) indicating that the New York Stock Exchange (the “NYSE”) had concluded that the Company failed to hold an annual meeting during the fiscal year 2015 as required by Section 302 of the NYSE Listed Company Manual (the “Manual”).

In accordance with the requirements of the NYSE, the Company intends to submit a written response containing a plan of compliance, advising the NYSE of action it has taken or will take, that will bring the Company into compliance with Section 302 of the Manual in 2016.  The delay in holding the meeting in 2015 was due to the Company's delay, as previously disclosed, in the completion of its audited fiscal 2014 financial statements.

The NYSE also notified the Company that, on November 10, 2015, the Company will be added to the list of noncompliant issuers on its website, and a below compliance (“.BC”) indicator will be added to the Company’s ticker symbol.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVC CAPITAL, INC. By: /s/ Michael Tokarz Michael Tokarz Chairman

Dated:  November 12, 2015